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                                                                    EXHIBIT 23.1

                           SUBSIDIARIES OF REGISTRANT


     INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The South Financial Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-25424, 33-79668, 33-80822, 33-82668, 33-82670, 333-31948, 333-53170,
333-53172, 333-67745, 333-83519, 333-96141, 333-99159, 333-102877 and
333-103763) on Form S-8 and registration statements (Nos. 333-06975, 333-49078 and 333-66264) on Form S-3 of The South Financial Group, Inc. of our report dated January 21, 2003, with respect to the consolidated balance sheets of The South Financial Group, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of The South Financial Group, Inc.

Our report refers to the fact that on January 1, 2002, The South Financial Group, Inc. and subsidiaries adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles."



/s/ KPMG LLP

March 19, 2003
Greenville, SC



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